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                                                                    EXHIBIT 28.1

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------


         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the 8th day of July, 2003 by and between Jack Farber ("Seller") and Ellen B. Kurtzman, Trustee of The 2002 Farber Children's Trusts dated December 12, 2002 ("Buyer").

                                   BACKGROUND
                                   ----------

         Seller is the owner of DELV, Inc. Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and acquire all of Seller's shares in Delv, Inc. Hereinafter, the shares to be sold by Seller pursuant to this Agreement shall be referred to as the "Transferred Shares."

         NOW THEREFORE, in consideration of the promises and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Agreement to Sell and Purchase. Seller hereby agrees to sell and assign to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, all of Seller's rights, title and interest in and to all of the Transferred Shares, on the terms and subject to the conditions set forth in this Agreement.

         2. Purchase Price; Payment and Closing.

                  (a) On the date of the execution of this Agreement, Buyer shall pay to Seller the cash sum of Seventeen Thousand Eight Hundred Fifty Dollars ($17,850) ("Initial Purchase Price").

                  (b) Within fifteen (15) days after the valuation firm of Cowhey-Girard Consulting LLC issues its final valuation report on the Transferred Shares, Seller shall pay to Buyer (if the Initial Purchase Price is less than the final value determined by Cowhey-Girard Consulting LLC) or Buyer shall pay to Seller (if the Initial Purchase Price is greater than the final value determined by Cowhey-Girard Consulting LLC) an amount equal to the difference between the Initial Purchase Price and the said final valuation. The final valuation report of Cowhey-Girard Consulting LLC shall be conclusive and binding upon the parties hereto.

                  (c) Closing shall occur upon the execution of this Agreement. At Closing Seller shall deliver to Buyer an executed Stock Power and Stock Certificate duly executed by Seller.

         3. Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer:

                  (a)      Seller is the owner of the Transferred Shares.

                  (b) Seller has good, marketable and unencumbered title to the Transferred Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others.


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                  (c)      Seller does not have any knowledge of any material
                           claims, obligations and/or liabilities with respect to any of the Transferred Shares which are not also known to Buyer.

         4. Survival of Representations and Warranties. Seller's representations and warranties in Paragraph 3 of this Agreement shall survive Closing for an unlimited period.

         5. Miscellaneous.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

                  (b) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought.

                  (c) This Agreement may be executed in any number of counterparts.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



   CAROL KANE-MARGERUM                JACK FARBER                        (SEAL)
-----------------------------         ------------------------------------------
                                      Jack Farber


                                      THE 2002 FARBER CHILDREN'S TRUSTS

  DIANE E. McGANN                     By:   ELLEN B. KURTZMAN            (SEAL)
-----------------------------         ------------------------------------------
                                            Ellen B. Kurtzman, Trustee



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